UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2011

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 23, 2011, Genta Incorporated announced that that overall survival for patients treated with Genasense® (oblimersen sodium) Injection plus chemotherapy in AGENDA, the Company’s Phase 3 trial of Genasense® in patients with advanced melanoma, was not significantly superior compared with patients treated with chemotherapy alone.

AGENDA was a randomized, double-blind, placebo-controlled trial of dacarbazine administered with or without Genasense® in patients who had not previously received chemotherapy.  As defined in a prior randomized trial, AGENDA employed a biomarker to define patients who might maximally benefit from such treatment.

In the trial, median survival was 13.5 months in the Genasense group® and 13.1 months in the chemotherapy-only group (P=0.73).  The durable response rate (i.e., the proportion of patients who achieved a major objective response that persists at least 6 months) was 10.8% and 7.6%, respectively (P=0.32).  The safety profile of Genasense® in AGENDA was consistent with prior studies, as previously released.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated May 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	May 23, 2011	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance